Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Brian D. Keogh
(425) 453-9400

ESTERLINE REPORTS FY09 EARNINGS FROM CONTINUING OPERATIONS

$107.2 MILLION – $3.58 PER SHARE – ON $1.43 BILLION SALES

Performance Includes an $.08 Fourth Quarter Tax Benefit

BELLEVUE, Wash., December 10, 2009 — Esterline Corporation, (NYSE: ESL, www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2009 fourth quarter and full-year results for the period ended October 30, 2009. Income from continuing operations for the quarter was $37.9 million, or $1.26 per diluted share, on sales of $394.7 million. Earnings include year-end tax adjustments resulting in a benefit of $.08 per share. Year-ago income from continuing operations was $41.4 million, or $1.38 per diluted share, on sales of $404.4 million. Including discontinued operations, fourth quarter fiscal 2009 net earnings were $34.5 million, or $1.15 per share, compared with $43.9 million, or $1.46 per share, last year.

For the full year, Esterline reported income from continuing operations of $107.2 million, or $3.58 per diluted share, compared with $113.5 million, or $3.80 per diluted share last year. Net earnings were $119.8 million, or $4.00 per share in FY2009, compared with $120.5 million, or $4.03 per share last year. FY2009 net sales were $1.43 billion compared with $1.48 billion a year ago.

Brad Lawrence, Esterline CEO, said the company’s performance “…exceeded our expectations due primarily to a strong finish from our Canada-based avionics operation where R&D investments in the new T-6B military trainer cockpit and C-130 avionics retrofit programs are beginning to pay off.” Lawrence added that the seamless integration of UK-based Racal Acoustics, acquired earlier in the year, enabled that operation to “…outperform our first-year expectations.”

He also said that a tight focus on cost control and pricing discipline at all of our operations “…helped us sustain margins and keep a lid on expenses during the year.”

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Page 2 of 4 Esterline Reports Fiscal 2009 Results

Gross margins in FY2009 were 32.4% compared with 33.1% last year, and selling, general and administrative expenses held at $239 million for both years. FY2009 research, development and engineering expenses (R&D) totaled $66.3 million, or 4.6% of sales, compared with $86.8 million, or 5.9% of sales, in FY2008. This continued a trend toward more normalized R&D levels following several years of significant investments to secure important positions on a number of new programs. Lawrence added that the company “…continues to invest in the consolidation of our capabilities to improve operational efficiencies.”

Lawrence said that Esterline’s solid balance sheet, ability to generate cash from operations, and its $1.1 billion backlog “…puts us in a strong position to benefit as market conditions improve.” He also noted that Esterline’s balanced business mix helped dampen the impact of the commercial air transport and business jet market downturn in FY2009, saying that Esterline expects these headwinds to lessen in the second half of FY2010.

FY2010 Outlook

Throughout FY2009, the company generated progressively stronger quarterly results following a soft first quarter. We expect FY2010 to unfold in a similar manner. Anticipated lower margin sales mix early in the year, combined with extended holiday shutdowns and a higher tax rate indicate similar results to last year’s first quarter. We expect to be well positioned for improved performance in the remainder of the year. FY2010 annual revenue is expected to grow 3% to 5% with fully diluted earnings per share in the range of $3.20 to $3.45. The effective tax rate for FY2010 is anticipated to be in the low- to mid-20% range, compared with the 11.2% rate in FY2009.

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 866.543.6405; outside the U.S., use 617.213.8897. The pass code for the call is: 94459594.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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EDITOR: See attached Consolidated Statement of Operations and Consolidated Balance Sheet

Page 3 of 4 Esterline Reports Fiscal 2009 Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three months ended		Fiscal year ended
	Oct 30, 2009	Oct 31, 2008	Oct 30, 2009	Oct 31, 2008
Segment Sales
Avionics & Controls	$204,222	$173,459	$672,828	$611,467
Sensors & Systems	83,962	89,987	339,732	384,180
Advanced Materials	106,549	140,904	412,878	487,525

Net Sales	394,733	404,350	1,425,438	1,483,172

Cost of Sales	264,781	263,989	963,589	992,853

	129,952	140,361	461,849	490,319

Expenses
Selling, general and administrative	65,592	61,200	239,630	239,282
Research, development and engineering	15,710	18,660	66,270	86,798

Total Expenses	81,302	79,860	305,900	326,080

Other
Other expense	24	—	7,970	86

Total Other	24	—	7,970	86

Operating Earnings From Continuing Operations	48,626	60,501	147,979	164,153

Interest income	(685)	(1,077)	(1,634)	(4,374)
Interest expense	7,319	7,405	28,689	29,922
Gain on derivative financial instruments	—	—	—	(1,850)

Other Expense, Net	6,634	6,328	27,055	23,698

Income From Continuing Operations Before Income Taxes	41,992	54,173	120,924	140,455
Income Tax Expense	4,018	12,582	13,511	26,563

Income From Continuing Operations Before Minority Interest	37,974	41,591	107,413	113,892
Minority Interest	(81)	(154)	(217)	(383)

Income From Continuing Operations	37,893	41,437	107,196	113,509

Income (Loss) From Discontinued Operations, Net of Tax	(3,392)	2,445	12,602	7,024

Net Earnings	$34,501	$43,882	$119,798	$120,533

Earnings Per Share – Basic:
Continuing Operations	$1.27	$1.40	$3.61	$3.85
Discontinued Operations	(.11)	.08	.42	.23

Earnings Per Share – Basic	$1.16	$1.48	$4.03	$4.08

Earnings Per Share – Diluted:
Continuing Operations	$1.26	$1.38	$3.58	$3.80
Discontinued Operations	(.11)	.08	.42	.23

Earnings Per Share – Diluted	$1.15	$1.46	$4.00	$4.03

Weighted Average Number of Shares Outstanding – Basic	29,763	29,635	29,717	29,507

Weighted Average Number of Shares Outstanding – Diluted	30,034	29,955	29,951	29,908

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Page 4 of 4 Esterline Reports Fiscal 2009 Results

Consolidated Balance Sheet (unaudited)

In thousands

	Oct 30, 2009	Oct 31, 2008
Assets
Current Assets
Cash and cash equivalents	$176,794	$160,645
Accounts receivable, net	270,976	297,506
Inventories	275,282	261,973
Income tax refundable	7,638	5,567
Deferred income tax benefits	31,434	37,702
Prepaid expenses	17,425	13,040
Other current assets	17,048	897

Total Current Assets	796,597	777,330

Property, Plant and Equipment, Net	263,251	204,462

Other Non-Current Assets
Goodwill	736,808	576,861
Intangibles, net	422,082	290,440
Debt issuance costs, net	7,136	7,587
Deferred income tax benefits	79,114	55,821
Other assets	9,259	9,601

	$2,314,247	$1,922,102

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$82,304	$89,807
Accrued liabilities	191,667	210,422
Credit facilities	5,896	5,171
Current maturities of long-term debt	5,409	8,388
Deferred income tax liabilities	7,294	2,889
Federal and foreign income taxes	1,669	4,442

Total Current Liabilities	294,239	321,119

Long-Term Liabilities
Long-term debt, net of current maturities	520,158	388,248
Deferred income taxes	130,456	97,830
Pension and post-retirement obligations	94,308	68,966
Other liabilities	19,334	16,801

Minority Interest	2,731	2,797

Shareholders’ Equity	1,253,021	1,026,341

	$2,314,247	$1,922,102

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